Exhibit 4.4

*	Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

AMENDED AND RESTATED FEE LETTER

April 29, 2010

Harley-Davidson Warehouse Funding Corp.

222 West Adams Street, Suite 2000

Chicago, Illinois 60606

Attention: Perry A. Glassgow

Ladies and Gentlemen:

This amended and restated fee letter (as amended, restated, supplemented or otherwise modified prior to the date hereof and as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Fee Letter”) is delivered to you in connection with the Loan and Servicing Agreement, dated as of April 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Loan Agreement”), by and among Harley-Davidson Warehouse Funding Corp., as the borrower (the “Borrower”), Harley-Davidson Credit Corp., as the servicer (the “Servicer”), the commercial paper conduits from time to time party thereto as conduit lenders (each individually, a “Conduit Lender”), the financial institutions from time to time party thereto as committed lenders (each individually, a “Committed Lender”, and collectively with the Conduit Lenders, the “Lenders”), the financial institutions from time to time party thereto as administrative agents (each individually, an “Administrative Agent”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as program agent and JPMorgan and Citicorp North America, Inc., as the syndication agents. Capitalized terms used herein but not otherwise defined herein have the meanings assigned thereto in the Loan Agreement.

This Fee Letter is the “Fee Letter” referred to in the Loan Agreement. By executing this Fee Letter, the Borrower agrees to the following terms:

1. The term “Applicable Margin” as used in the Loan Agreement shall mean             * per annum.

2. The term “Default Applicable Margin” as used in the Loan Agreement shall mean             * per annum.

3. The term “Dynamic Enhancement Percentage” as used in the Loan Agreement shall mean, at any time, the applicable percentage set forth on Schedule I hereto based on the three-month average Loss-to-Liquidation Ratio as of the last day of the calendar month then most recently ended. Reference is made to that certain Waiver, dated as of January 25, 2010, among the Borrower, the Servicer, the Lenders, the Administrative Agents and the Program Agent for a discussion of the methodology to be used in calculating the Loss-to-Liquidation Ratio for purposes of this definition.

4. The percentages to be incorporated in clause (ii)(b) of the definition of “Early Amortization Event” in respect of any             * period shall be:

(a)             * in the case of any such             *;

(b)             * in the case of any such             *;

(c)             * in the case of any such             *; or

(d)             * in the case of any such             *.

5. The Borrower agrees to pay to each Administrative Agent, for the account of each Conduit Lender in its Lender Group, a usage fee (a “Usage Fee”) for each day that such Conduit Lender shall have funded or maintained a Tranche in respect of which Interest is computed by reference to the CP Rate (each such Tranche, a “CP Tranche”), which Usage Fee each day shall be equal to the product of (i)             * per annum times (ii) the Principal Balance of such CP Tranche on such day. The Usage Fee shall be payable in accordance with the terms set forth in Section 2.05 of the Loan Agreement.

6. The Borrower agrees to pay to each Administrative Agent, for the account of each Lender in its Lender Group, on a pro rata basis, an unused fee (an “Unused Fee”), which Unused Fee each day shall be equal to the product of (a)             * per annum times (b) an amount equal to (i) 102% of the Aggregate Commitment over (ii) the Aggregate Principal Balance on such day. The Unused Fee shall be payable in accordance with the terms set forth in Section 2.05 of the Loan Agreement.

7. The Usage Fee shall be fully earned on and as of each day any CP Tranche funded or maintained by a Conduit Lender shall be outstanding. The Unused Fee shall be fully earned on and as of each day that there is an Unused Commitment. All of the foregoing fees shall be paid in immediately available funds when due and shall be non-refundable when paid.

8. The fees described above shall be in addition to, and not in lieu of, any other components of Interest or fees, expenses, reimbursements, indemnities or other obligations of the Borrower under or in connection with the Loan Agreement.

9. The parties hereto agree that this Fee Letter shall constitute a Facility Document for all purposes of the Loan Agreement. No amendment or waiver of this Fee Letter shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given. This Fee Letter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agents and the Lenders and their respective successors and assigns; provided, however, that the Borrower shall not assign its obligations hereunder without the express written consent of the Administrative Agents.

10. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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11. The Borrower acknowledges and agrees that this Fee Letter and its contents are subject to the confidentiality provisions set forth in Section 10.12 of the Loan Agreement.

12. This Fee Letter may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page for this letter agreement by telecopier shall be effective as the delivery of a manually executed counterpart of such signature page.

13. This Fee Letter amends, restates and replaces in its entirety that certain Fee Letter dated as of April 30, 2009 among the Borrower, the Servicer, the Lenders, the Administrative Agents and the Program Agent (the “Existing Fee Letter”). This Fee Letter is not intended to constitute a novation of the Existing Fee Letter and all fees that have accrued under the Existing Fee Letter up to the date hereof shall be payable as and when required in accordance with the terms thereof. All references in the Loan Agreement or any other Facility Document to a “Fee Letter” shall hereafter mean and be a reference to this Fee Letter.

[Remainder of Page Left Intentionally Blank]

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Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as an Administrative Agent and a Committed Lender

By:	/s/ Brian Honda
Name: Brian Honda
Title: Vice President

CHARIOT FUNDING LLC, as a Conduit Lender

By:	JPMorgan Chase Bank, N.A., its Attorney-in-Fact

By:	/s/ Brian Honda
Name: Brian Honda
Title: Vice President

Signature Page to

Amended and Restated Fee Letter

CITICORP NORTH AMERICA, INC., as an Administrative Agent

By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

CIESCO, LLC, as a Conduit Lender

By:	Citicorp North America, Inc., its Attorney-in-Fact

By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

CITIBANK, N.A., as a Committed Lender

By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

Signature Page to

Amended and Restated Fee Letter

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Administrative Agent and as a Committed Lender

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Managing Director

By:	/s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

SEDONA CAPITAL FUNDING CORP., LLC, as a Conduit Lender

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title:

Signature Page to

Amended and Restated Fee Letter

THE ROYAL BANK OF SCOTLAND PLC, as an Administrative Agent and as a Committed Lender

By: RBS Securities Inc., as agent

By:	/s/ Mike Zappaterrini
Name: Mike Zappaterrini
Title: Managing Director

AMSTERDAM FUNDING CORPORATION, as a Conduit Lender

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

Signature Page to

Amended and Restated Fee Letter

Accepted and agreed to as of the date first written above:

HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as Borrower

By:	/s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President, Treasurer and Assistant Secretary

HARLEY-DAVIDSON CREDIT CORP., as Servicer

By:	/s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President and Treasurer

Signature Page to

Amended and Restated Fee Letter

SCHEDULE I

Level	* average Loss-to-Liquidation Ratio				Dynamic Enhancement Percentage
In the case of any ____*
	____*	____*	____*	____*

Level I	Less than or equal to ____*	Less than or equal to ____*	Less than or equal to ____*	Less than or equal to ____*	____*

Level II	Greater than Level I and less than or equal to ____*	Greater than Level I and less than or equal to ____*	Greater than Level I and less than or equal to ____*	Greater than Level I and less than or equal to ____*	____*

Level III	Greater than Level II and less than or equal to ____*	Greater than Level II and less than or equal to ____*	Greater than Level II and less than or equal to ____*	Greater than Level II and less than or equal to ____*	____*

Level IV	Greater than Level III and less than or equal to ____*	Greater than Level III and less than or equal to ____*	Greater than Level III and less than or equal to ____*	Greater than Level III and less than or equal to ____*	____*

Level V	Greater than Level IV and less than or equal to ____*	Greater than Level IV and less than or equal to ____*	Greater than Level IV and less than or equal to ____*	Greater than Level IV and less than or equal to ____*	____*

Level VI	Greater than Level V	Greater than Level V	Greater than Level V	Greater than Level V	____*